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EXHIBIT 23.1


WEINBERG & COMPANY, P.A.
------------------------
CERTIFIED PUBLIC ACCOUNTANTS



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNANT



We hereby consent to the use in the Form S-8 Registration Statement of 37Point9 and Subsidiaries our report for the year ended December 31, 2000 dated April 10, 2001, relating to the financial statements of 37Point9 and Subsidiaries which appear in such Form S-8, and to the reference to our Firm under the caption "Experts" in the Prospectus.




                                        /s/ Weinberg & Company, P.A.

                                        WEINBERG & COMPANY, P.A.
                                        Certified Public Accountants


Boca Raton, Florida
December 17, 2001







                             Town Executive Center
                          6100 Glades Road * Suite 314
                           Boca Raton, Florida 33434
              Telephone (561) 487-5765 * Facsimile (561) 487-5766

                             1875 Century Park East
                                   Suite 600
                         Los Angeles, California 90067
             Telephone: (310) 407-5450 * Facsimile: (310) 407-5451

             Email:weinacctg@aol.com * Website: www.epaweinberg.com American Institute of CPA's/Division for CPA Firms SEC Practice Section